As filed with the Securities and Exchange Commission on May 12, 2025

Registration No. 333-286403

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Imunon, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	52-1256615
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

(609) 896-9100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stacy Lindborg

President and Chief Executive Officer

Imunon, Inc.

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

(609) 896-9100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jurgita Ashley Thompson Hine LLP 3900 Key Center 127 Public Square Cleveland, OH 44114 (216) 566-5500	Ron Ben-Bassat, Esq. Eric Victorson, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 (212) 660-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED MAY 12, 2025

PRELIMINARY PROSPECTUS

IMUNON, INC.

UP TO 15,000,000 SHARES OF COMMON STOCK

UP TO 15,000,000 COMMON WARRANTS TO PURCHASE 45,000,000 SHARES OF COMMON STOCK*

UP TO 15,000,000 PRE-FUNDED WARRANTS TO PURCHASE 15,000,000 SHARES OF COMMON STOCK

UP TO 45,000,000 SHARES OF COMMON STOCK UNDERLYING SUCH COMMON WARRANTS*

UP TO 15,000,000 SHARES OF COMMON STOCK UNDERLYING SUCH PRE-FUNDED WARRANTS

We are offering on a reasonable best-efforts basis up to 15,000,000 shares of our common stock, par value $0.01 per share (“Common Stock”), together with warrants to purchase up to 45,000,000 shares of our Common Stock based on an assumed public offering price of $0.80 per share of Common Stock and accompanying warrant, which was the closing price of our Common Stock on the Nasdaq Stock Market (“Nasdaq”) on May 9, 2025. Each share of Common Stock, or a pre-funded warrant in lieu thereof, is being sold together with a common warrant to purchase one share of Common Stock. The shares of Common Stock, or pre-funded warrants in lieu thereof, and common warrants are immediately separable and will be issued separately in this offering but must be purchased together in this offering. This prospectus also relates to the shares of Common Stock issuable upon exercise of the pre-funded warrants and the common warrants sold in this offering.

The common warrants will be exercisable upon receipt of stockholder approval, including (i) such approval as may be required by the applicable rules and regulations of Nasdaq from the stockholders of the Company and board of directors of the Company: (a) to consent to any adjustment to the exercise price and/or number of shares of Common Stock underlying the common warrants in the event of an adjustment upon the Adjustment Date (as defined below) pursuant to the terms of the common warrants, (b) to consent to any adjustment to the exercise price of the common warrants in the event of a voluntary adjustment pursuant to the terms of the common warrants, and (c) to consent to the “alternative cashless exercise” provision of the common warrants, in each case without regard to any limitations upon exercise of the common warrants relating to Stockholder Approval (as defined below) and/or the provisions prohibiting adjustments in such common warrants above the price set forth in clause (ii) of the definition of Floor Price (as defined below); and (ii) such approval as may be required from the stockholders of the Company and board of directors of the Company as necessary to increase the available number of authorized shares of Common Stock of the Company to a minimum of [●] million authorized shares (collectively, the “Stockholder Approval”). “Adjustment Date” means the close of trading on the 11th trading day after the trading day on which we file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) giving public notice of Stockholder Approval. “Floor Price” means a price per share equal to $0.16 (based on an assumed public offering price of $0.80 per share), which represents 20% of the public offering price per share. We have agreed to hold a meeting to obtain Stockholder Approval as soon as practicable following the closing of this offering, but no later than sixty (60) days following the closing of this offering, and further agreed to cause an additional stockholder meeting to be held every ninety (90) days thereafter until such Stockholder Approval is obtained. We cannot assure you that we will be able to obtain requisite Stockholder Approval.

*Each common warrant offered hereby will become exercisable beginning on the date on which we file a Current Report on Form 8-K with the SEC giving public notice of Stockholder Approval (the “Initial Exercise Date”) at an assumed exercise price per share of $1.60, equal to 200% of the assumed combined public offering price per share of Common Stock and accompanying common warrant, and will expire two and one-half (2.5) years after the Initial Exercise Date. Holders of the common warrants may effect an “alternative cashless exercise” at any time while the common warrants are outstanding following the Initial Exercise Date. Under the alternative cashless exercise option, a holder of a common warrant has the right to receive an aggregate number of shares equal to the product of (i) the aggregate number of shares of Common Stock that would be issuable upon a cash exercise of the common warrant and (ii) 3.0. Accordingly, it is highly unlikely that a holder of the common warrants would wish to pay an exercise price in cash to receive one share of Common Stock when they could instead choose the alternative cashless exercise option and pay no cash to receive three shares of Common Stock. As a result, we will likely not receive any additional funds and do not expect to receive any additional funds upon the exercise of the common warrants. In addition, on the Adjustment Date, the exercise price of the common warrants will be reduced to the greater of the Floor Price and the lowest daily dollar volume-weighted average price during the period beginning two full trading days prior to the Adjustment Date and ending on the 10th trading day after the Adjustment Date. Upon any such resulting adjustment of the exercise price of the common warrants, the number of shares of Common Stock issuable under the common warrants will be increased such that the aggregate exercise price of a common warrant (adjusted for any exercises by a holder prior to this adjustment) will remain unchanged following such adjustment. As a result, the aggregate number of shares of Common Stock underlying all of the common warrants may increase from 15,000,000 up to 150,000,000 (in each case, based on an assumed public offering price of $0.80 per share), assuming full adjustment of the exercise price to the Floor Price and before giving effect to the “alternative cashless exercise” provision. Assuming full adjustment of the exercise price to the Floor Price, the aggregate number of shares of Common Stock issuable upon the exercise of all of the common warrants pursuant to the “alternative cashless exercise” provisions therein would be 450,000,000 (based on an assumed public offering price of $0.80 per share). In the event that we are unable to obtain Stockholder Approval, the common warrants will not be exercisable and therefore will have no value.

We are also offering to certain purchasers whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants, in lieu of shares of Common Stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock. The public offering price of each pre-funded warrant and accompanying common warrant will be equal to the price at which one share of Common Stock and accompanying common warrant is sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The pre-funded warrants and common warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. For each pre-funded warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis.

Certain of our existing securityholders have indicated interest in participating in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, we cannot guarantee if any of them will participate in this offering.

We have engaged Brookline Capital Markets, a division of Arcadia Securities, LLC (“Brookline”), to act as our placement agent (the “Placement Agent”), to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering, and the Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the Placement Agent the Placement Agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus.

We refer to the Common Stock, common warrants and pre-funded warrants to be sold in this offering collectively as the “securities.” The securities will be offered at a fixed price and are expected to be issued in a single closing. The offering will terminate on May 30, 2025, unless (i) the closing occurs prior thereto or (ii) we decide to terminate the offering prior thereto (which we may do at any time in our discretion), except that the shares of Common Stock underlying the warrants and shares of Common Stock underlying the pre-funded warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. We expect that the closing of the offering will occur one trading day after we price the securities offered hereby. When we price the securities, we will simultaneously enter into securities purchase agreements relating to the offering with those investors who so choose. The offering will settle delivery versus payment (“DVP”)/receipt versus payment (“RVP”). That is, on the closing date, we will issue the shares of Common Stock directly to the account(s) at the Placement Agent identified by each purchaser; upon receipt of such shares, the Placement Agent shall promptly electronically deliver such shares to the applicable purchaser, and payment therefor shall be made by the Placement Agent (or its clearing firm) by wire transfer to us.

Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, we and the Placement Agent have not made any arrangements to place investor funds in an escrow account or trust account. Because this is a best-efforts offering, the Placement Agent does not have an obligation to purchase any securities, and, as a result, there is a possibility that we may not be able to sell the securities. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” for more information.

Our Common Stock is listed on the Nasdaq under the ticker symbol “IMNN.” On May 9, 2025, the last reported sale price per share of our Common Stock on Nasdaq was $0.80 per share. The actual public offering price per share of Common Stock and accompanying common warrant, and per pre-funded warrant and accompanying common warrant, will be determined between us, the Placement Agent and the investors in this offering at the time of pricing and may be at a discount to the current market price for our Common Stock, and the recent market price for our Common Stock used throughout this prospectus may not be indicative of the final offering price per share of Common Stock and accompanying common warrant, and per pre-funded warrant and accompanying common warrant. There is no established public trading market for the common warrants or the pre-funded warrants, and we do not expect such a market to develop. Without an active trading market, the liquidity of the pre-funded warrants and the common warrants will be limited. In addition, we do not intend to list the pre-funded warrants or the common warrants on Nasdaq, any other national securities exchange or any other trading system.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. If we fail to regain compliance with Nasdaq’s continued listing requirements, which requires the closing bid price of our Common Stock to be $1.00 per share or more for a minimum of ten (10) consecutive business days before May 27, 2025, Nasdaq may delist our Common Stock. Nasdaq may also delist our Common Stock for public interest concerns resulting from the dilutive impact and terms of the common warrants in this offering. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. See “Risk Factors” on page 6 of this prospectus and the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference, for a discussion of information that you should consider before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price(1)	$	$	$
Placement Agent fees(2)	$	$	$
Proceeds to us, before expenses(3)	$	$	$

(1)	The combined public offering price is $ per share of Common Stock and accompanying common warrant (or $ per pre-funded warrant and accompanying common warrant).

(2)	Represents a cash fee equal to seven percent (7.0%) of the aggregate purchase price paid by investors in this offering. We have also agreed to reimburse the Placement Agent for its accountable offering-related legal expenses in an amount up to $75,000 and $20,000 for non-accountable expenses. See “Plan of Distribution” for additional disclosure regarding compensation payable to the Placement Agent.

Because there is no minimum number of securities or amount of proceeds required as a condition to closing this offering, the actual public offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. See “Plan of Distribution” for more information.

(3)	Does not include proceeds from the exercise of the common warrants and/or pre-funded warrants in cash, if any.

Delivery of the securities is expected to be made on or about                     , 2025, subject to satisfaction of certain conditions.

Sole Placement Agent

Brookline Capital Markets

a division of Arcadia Securities, LLC

The date of this prospectus is                     , 2025.

i

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus and in any related free writing prospectus may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may relate to such matters as anticipated financial performance, business prospects, technological developments, product pipelines, clinical trials and research and development activities, the adequacy of capital reserves and anticipated operating results and cash expenditures, current and potential collaborations, strategic alternatives and other aspects of our present and future business operations and similar matters. These statements involve known and unknown risks, uncertainties and other factors, many of which are outside of our control, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such statements include, without limitation:

●	any statements regarding future operations, plans, regulatory filings or approvals, including the plans and objectives of management for future operations or programs or proposed new products or services;
●	any statements regarding the performance, or likely performance, or outcomes or economic benefit of any of our research and development activities, proposed or potential clinical trials or new drug filing strategies or timelines, including whether any of our clinical trials will be completed successfully within any specified time period or at all;
●	any projections of earnings, cash resources, revenue, expense or other financial terms;
●	any statements regarding the initiation, timing, progress and results of our research and development programs, preclinical studies, any clinical trials and Investigational New Drug application, New Drug Application and other regulatory submissions;
●	any statements regarding cost and timing of development and testing, capital structure, financial condition, working capital needs and other financial items, including our ability to continue as a going concern;
●	any statements regarding the implementation of our business model and integration of acquired technologies, assets or businesses and existing or future collaborations, mergers, acquisitions or other strategic transactions;
●	any statements regarding approaches to medical treatment, any introduction of new products by others, any possible licenses or acquisitions of other technologies, assets or businesses, or possible actions by customers, suppliers, strategic partners, potential strategic partners, competitors or regulatory authorities;
●	any statements regarding development or success of our collaboration arrangements or future payments that may come due to us under these arrangements;
●	any statements regarding compliance with Nasdaq’s listing standards and our ability to remain listed on Nasdaq; and
●	any statements regarding future economic conditions or performance and any statement of assumptions underlying any of the foregoing.

In some cases, you can identify forward-looking statements by terminology such as “expect,” “anticipate,” “estimate,” “continue,” “plan,” “believe,” “could,” “intend,” “predict,” “project,” “may,” “should,” “will,” “would” and words of similar import regarding our expectations. Forward-looking statements are only predictions. Actual events or results may differ materially. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our industry, business and operations, we cannot guarantee that actual results will not differ materially from our expectations. In evaluating such forward-looking statements, you should specifically consider various factors, including, but not limited to, the inherent uncertainty in the drug development process, our ability to raise additional capital to fund our planned future operations and continue as a going concern, our ability to obtain or maintain U.S. Food and Drug Administration and foreign regulatory approvals for our drug candidates, potential impact of the Russian invasion of Ukraine and the unrest in the Middle East on our business, our ability to enroll patients in our clinical trials, risks relating to third parties’ conduct of our clinical trials, risks relating to government, private health insurers and other third-party payers coverage or reimbursement, risks relating to commercial potential of a drug candidate in development, changes in technologies for the treatment of cancer, impact of development of competitive drug candidates by others, risks relating to intellectual property, volatility in the market price of our Common Stock, potential inability to maintain compliance with Nasdaq listing rules and the impact of adverse capital and credit market conditions. These and other risks and assumptions are outlined under “Risk Factors” contained in this prospectus and any related free writing prospectus, and in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, incorporated by reference into this prospectus, as well as any amendments thereto reflected in subsequent filings with the SEC. The discussion of risks and uncertainties set forth in this prospectus or referenced in those filings is not necessarily a complete or exhaustive list of all risks facing us at any particular point in time. We operate in a highly competitive, highly regulated and rapidly changing environment, and our business is in a state of evolution. Therefore, it is likely that new risks will emerge, and the nature and elements of existing risks will change. It is not possible for management to predict all such risk factors or changes therein or to assess either the impact of all such risk factors on our business or the extent to which any individual risk factor, combination of factors or new or altered factors may cause results to differ materially from those contained in any forward-looking statement. Forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus and any related free writing prospectus, together with the information incorporated herein or therein by reference as described under the section titled “Incorporation of Certain Information by Reference,” and with the understanding that our actual future results may materially differ from what we expect.

Forward-looking statements speak only as of the date they are made, and we assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available, except as required by law.

1

ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires or indicates, references to “the Company,” “we,” “our,” “ourselves,” and “us” refer to Imunon, Inc.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf that we have referred you to. Neither we nor the Placement Agent has authorized anyone to provide you with additional or different information. If anyone provides you with additional, different, or inconsistent information, you should not rely on it. We and the Placement Agent take no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. We and the Placement Agent are not making an offer of these securities in any state, country, or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any free writing prospectus is accurate as of any date other than the date of the applicable document regardless of its time of delivery or the time of any sales of our securities. Our business, financial condition, results of operations and cash flows may have changed since the date of the applicable document.

This prospectus describes the specific details regarding this offering and the terms and conditions of our securities being offered hereby and the risks of investing in our securities. For additional information, please see the section entitled “Where You Can Find More Information.”

You should not interpret the contents of this prospectus or any free writing prospectus to be legal, tax, business, or financial advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial, and other issues that you should consider before investing in our securities.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Notice Regarding Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The Company’s brand and product names contained in this prospectus are trademarks, registered trademarks, or service marks of Imunon, Inc. or its subsidiary in the United States (“U.S.”) and certain other countries.

All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

2

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you or that you should consider before investing in our securities. You should read the entire prospectus carefully, especially the information under “Risk Factors” set forth in this prospectus and the information in the documents incorporated by reference into this prospectus. This prospectus contains forward-looking statements, based on current expectations and related to future events and our future financial performance, that involve risks and uncertainties. Our actual results may vary materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, those set forth under “Risk Factors” in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. See “Cautionary Notice Regarding Forward-Looking Statements.”

Business Overview

Imunon is a clinical-stage biotechnology company focused on advancing a portfolio of innovative treatments that harness the body’s natural mechanisms with the aim to generate safe, effective and durable responses across a broad array of human diseases, constituting a differentiating approach from conventional therapies. Imunon is developing its non-viral DNA technology across its modalities. The first modality, TheraPlas®, is developed for the coding of proteins and cytokines in the treatment of solid tumors where an immunological approach is deemed promising. The second modality, PlaCCine®, is developed for the coding of viral antigens that can elicit a strong immunological response. This technology may represent a promising platform for the development of vaccines in infectious diseases.

The Company’s lead clinical program, IMNN-001, is a DNA-based immunotherapy for the localized treatment of advanced ovarian cancer that has completed Phase II clinical development studies. IMNN-001 works by instructing the body to produce safe and durable levels of powerful cancer-fighting molecules, such as interleukin-12 and interferon gamma, at the tumor site. Additionally, the Company has entered into a first-in-human study of its COVID-19 booster vaccine (IMNN-101). We will continue to leverage these modalities and to advance the technological frontier of plasmid DNA to better serve patients with difficult-to-treat conditions.

Recent Developments

On March 24, 2025, we issued a press release announcing finalization of our Phase 3 study design for IMNN-001, a treatment for women with newly diagnosed advanced ovarian cancer, and that the U.S. Food and Drug Administration is aligned with the protocol for the Phase 3 pivotal trial, called OVATION 3, of our lead candidate IMNN-001.

On May 12, 2025, the Company entered into an exchange agreement (the “Exchange Agreement”) with the holders (the “Existing Warrant Holders”) of certain warrants of the Company (the “Existing Warrants”) issued on August 1, 2024, which are exercisable for an aggregate of 5,000,000 shares of Common Stock. Pursuant to the terms of the Exchange Agreement, the Company will issue to the Existing Warrant Holders an aggregate of 2,921,000 shares of Common Stock (the “Warrant Exchange Shares”), on a one-for-one basis, in exchange for shares issuable under the Existing Warrants (the “Warrant Exchange”), in reliance on an exemption from registration provided by Section 3(a)(9) of the Securities Act. The Warrant Exchange is expected to close on May 13, 2025. The number of Warrant Exchange Shares that will be issued pursuant to the Exchange Agreement will represent 19.98% of the shares of Common Stock outstanding as of the date of the Exchange Agreement.

Corporate Information

We were founded in 1982 and are a Delaware corporation. Our principal executive offices are located at 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648. Our telephone number is (609) 896-9100. Our website is www.imunon.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or in deciding to purchase our Common Stock.

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

3

THE OFFERING

Common Stock offered by us in this offering	Up to 15,000,000 shares of our Common Stock on a “best efforts” basis based on an assumed public offering price of $0.80 per share and accompanying common warrants, which was the closing price of our Common Stock as reported on Nasdaq on May 9, 2025.

Pre-funded warrants offered by us in this offering

We are also offering to each purchaser whose purchase of shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants (each pre-funded warrant to purchase one share of our Common Stock) in lieu of shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding Common Stock (or, at the election of the purchaser, 9.99%). The purchase price of each pre-funded warrant and accompanying common warrant will equal the price at which one share of Common Stock and accompanying warrant are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each pre-funded warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the pre-funded warrants. For more information regarding the pre-funded warrants, you should carefully read the section titled “Description of Securities We Are Offering” in this prospectus.

Common warrants offered by us in this offering	We are issuing to purchasers of shares of our Common Stock and/or pre-funded warrants in this offering a common warrant to purchase one share of our Common Stock for each share and/or pre-funded warrant purchased in this offering. The shares of Common Stock or pre-funded warrants, respectively, and common warrants are immediately separable and will be issued separately in this offering, but must initially be purchased together in this offering. The common warrants are exercisable beginning on the Initial Exercise Date, have an assumed exercise price equal to $1.60, (equal to 200% of the assumed combined public offering price per share of Common Stock and accompanying common warrant), and will expire two and one-half (2.5) years after the Initial Exercise Date. Holders of the common warrants may effect an “alternative cashless exercise” at any time while the common warrants are outstanding following the Initial Exercise Date. Under the alternative cashless exercise option, a holder of a common warrant has the right to receive an aggregate number of shares of Common Stock equal to the product of (i) the aggregate number of shares of Common Stock that would be issuable upon a cash rather than a cashless exercise of the common warrant and (ii) 3.0. Accordingly, it is highly unlikely that a holder of the common warrants would wish to pay an exercise price in cash to receive one share of Common Stock when they could instead choose the alternative cashless exercise option and pay no cash to receive three shares of Common Stock. As a result, we will likely not receive any additional funds and do not expect to receive any additional funds upon the exercise of the common warrants. In addition, on the Adjustment Date, the exercise price of the common warrants will be reduced to the greater of the Floor Price and the lowest daily dollar volume-weighted average price during the period beginning two full trading days prior to the Adjustment Date and ending on the 10th trading day after the Adjustment Date. Upon any such resulting adjustment of the exercise price of the common warrants, the number of shares of Common Stock issuable under the common warrants will be increased such that the aggregate exercise price of a common warrant (adjusted for any exercises by a holder prior to this adjustment) will remain unchanged following such adjustment. As a result, the aggregate number of shares of Common Stock underlying all of the common warrants may increase from 15,000,000 up to 150,000,000 (in each case, based on an assumed public offering price of $0.80 per share), assuming full adjustment of the exercise price to the Floor Price and before giving effect to the “alternative cashless exercise” provision. Assuming full adjustment of the exercise price to the Floor Price, the aggregate number of shares of Common Stock issuable upon the exercise of all of the common warrants pursuant to the “alternative cashless exercise” provisions therein would be 450,000,000 (based on an assumed public offering price of $0.80 per share). This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the common warrants. For more information regarding the common warrants, you should carefully read the section titled “Description of Securities We Are Offering” in this prospectus.

Reasonable best-efforts offering	We have agreed to issue and sell the securities offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” beginning on page 21 of this prospectus.

Common Stock to be outstanding after the offering	32,541,732 shares (assuming all of the securities we are offering under this prospectus are sold, and assuming no sale of pre-funded warrants, which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis, and no exercise of the common warrants issued in this offering).

Use of proceeds	We expect to use the net proceeds from this offering for general corporate purposes, including the clinical development of our lead product candidate (IMNN-001), capital expenditures and working capital. See “Use of Proceeds.”

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Lock-Up Agreements	Our directors and officers have agreed with the Placement Agent, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our Common Stock or securities convertible into or exercisable or exchangeable for our Common Stock for a period of 45 days after the completion of this offering. See “Plan of Distribution” for more information.

Nasdaq Symbol	Our Common Stock is listed on Nasdaq under the symbol “IMNN.”

Risk Factors	Investing in our securities involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to invest in our securities.

The number of shares of our Common Stock outstanding is based on an aggregate of 17,541,732 shares of our Common Stock outstanding as of May 9, 2025 (after giving effect to the Warrant Exchange), and excludes:

●	1,942,351 shares of Common Stock issuable upon the exercise of outstanding stock options as of May 9, 2025, having a weighted average exercise price of $1.79 per share;
●	39,700 shares of Common Stock issuable upon the vesting of Common Stock awards as of May 9, 2025, having a weighted average grant date fair value of $0.99 per share;
●	2,234,060 shares of Common Stock issuable upon the exercise of outstanding warrants as of May 9, 2025, having a weighted average exercise price of $3.19 per share (after giving effect to the Warrant Exchange); and
●	223,522 shares of Common Stock reserved for future issuance pursuant to our existing stock incentive plan.

Except as otherwise noted, the above information reflects and assumes no sale of pre-funded warrants in this offering, which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis, no exercise of any common warrants issued in this offering, and no exercise of outstanding stock options or warrants after May 9, 2025.

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RISK FACTORS

In evaluating the Company, its business and any investment in the Company, you should carefully consider the following information about risks, together with the other information described in or incorporated by reference in this prospectus, before making an investment in our securities, including the additional risk factors incorporated by reference from Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 27, 2025, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other documents incorporated by reference into this prospectus (see “Incorporation of Certain Information by Reference”). If any of the circumstances or events described below actually arises or occurs, our business, results of operations, cash flows and financial condition could be harmed. In any such case, the market price of our Common Stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering and Our Securities

Future sales and issuances of our Common Stock or other securities might result in significant dilution and could cause the price of our Common Stock to decline.

To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions, at prices and in a manner we determine from time to time. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

We cannot predict what effect, if any, sales of shares of our Common Stock in the public market or the availability of shares for sale will have on the market price of our Common Stock. However, future sales of substantial amounts of our Common Stock in the public market, including shares issued upon exercise of outstanding options or warrants, or the perception that such sales may occur, could adversely affect the market price of our Common Stock.

If you purchase shares of our Common Stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing our securities in this offering will pay a price per share that substantially exceeds the net tangible book value per share. As a result, investors purchasing shares of our Common Stock in this offering will incur immediate dilution of $0.45 per share, representing the difference between the assumed public offering price per share of Common Stock and accompanying common warrant and our pro forma net tangible book value per share as of March 31, 2025. To the extent outstanding options or warrants to purchase our Common Stock are exercised, new investors may incur further dilution. For more information on the dilution you may experience as a result of investing in this offering, see the section of this prospectus entitled “Dilution.”

Stockholders will likely suffer substantial dilution when certain provisions in the common warrants are utilized.

If the common warrants are exercised by way of an alternative cashless exercise, assuming receipt of Stockholder Approval, such exercising holder will receive an aggregate number of shares equal to the product of (i) the aggregate number of shares of Common Stock that would be issuable upon a cash rather than a cashless exercise of the common warrant and (ii) 3.0. Accordingly, it is highly unlikely that a holder of the common warrants would wish to pay an exercise price in cash to receive one share of Common Stock when they could instead choose the alternative cashless exercise option and pay no cash to receive three shares of Common Stock. As a result, we will likely not receive, and do not expect to receive, any additional funds upon the exercise of the common warrants. If the alternative cashless exercise provision is utilized, our stockholders may suffer substantial dilution.

On the Adjustment Date, the exercise price of the common warrants will be reduced to the greater of the Floor Price and the lowest daily dollar volume-weighted average price during the period beginning two full trading days prior to the Adjustment Date and ending on the 10th trading day after the Adjustment Date. Upon any such resulting adjustment of the exercise price of the common warrants, the number of shares of Common Stock issuable under the common warrants will be increased such that the aggregate exercise price of a common warrant (adjusted for any exercises by a holder prior to this adjustment) will remain unchanged following such adjustment. As a result, the aggregate number of shares of Common Stock underlying all of the common warrants may increase from 15,000,000 up to 150,000,000 (in each case, based on an assumed public offering price of $0.80 per share), assuming full adjustment of the exercise price to the Floor Price and before giving effect to the “alternative cashless exercise” provision. Assuming full adjustment of the exercise price to the Floor Price, the aggregate number of shares of Common Stock issuable upon the exercise of all of the common warrants pursuant to the “alternative cashless exercise” provisions therein would be 450,000,000 (based on an assumed public offering price of $0.80 per share).

When the above provisions in the common warrants are utilized, our stockholders will most likely suffer substantial dilution.

We will likely not receive any additional funds upon the exercise of the common warrants.

The common warrants may be exercised by way of an alternative cashless exercise, in which case the holder would not pay a cash purchase price upon exercise, but instead would receive upon such exercise the number of shares of Common Stock equal to the product of (i) the aggregate number of shares of Common Stock that would be issuable upon a cash exercise rather than a cashless exercise of the common warrant multiplied by (ii) 3.0. Accordingly, it is highly unlikely that a holder of the common warrants would wish to pay an exercise price in cash to receive one share of Common Stock when they could instead choose the alternative cashless exercise option and pay no cash to receive three shares of Common Stock. As a result, we will likely not receive, and do not expect to receive, any additional funds upon the exercise of the common warrants.

The exercisability of the common warrants is contingent upon us obtaining Stockholder Approval. If we do not obtain such Stockholder Approval, the common warrants may never become exercisable.

The common warrants are not immediately exercisable, as their exercisability is contingent upon us obtaining Stockholder Approval. The common warrants will become exercisable on Initial Exercise Date (i.e., the date on which Stockholder Approval is received) and will expire two and one-half (2.5) years after the Initial Exercise Date. We have agreed to hold a meeting to obtain Stockholder Approval as soon as practicable following the closing of this offering, but no later than sixty (60) days following the closing of this offering, and further agreed to cause an additional stockholder meeting to be held every ninety (90) days thereafter until such Stockholder Approval is obtained. We cannot assure you that we will be able to obtain requisite Stockholder Approval. In the event that we cannot obtain Stockholder Approval, the common warrants may never become exercisable. If we are unable to obtain Stockholder Approval, the common warrants will have no value.

Management will have broad discretion as to the use of the proceeds from the offering and uses may not improve our financial condition or market value.

Because we have not designated the amount of net proceeds from the offering to be used for any particular purpose, our management will have broad discretion as to the application of such net proceeds and could use them for purposes other than those contemplated hereby. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

There is no public market for the common warrants or pre-funded warrants being offered in this offering.

There is no established public trading market for the common warrants or pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or pre-funded warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the common warrants and pre-funded warrants will be limited.

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Holders of common warrants or pre-funded warrants purchased in this offering will have no rights as Common Stockholders until such holders exercise their warrants or pre-funded warrants and acquire our Common Stock.

Until holders of common warrants or pre-funded warrants acquire shares of our Common Stock upon exercise thereof, holders of such warrants will have no rights with respect to the shares of our Common Stock underlying such warrants. Upon exercise of the common warrants or pre-funded warrants, the holders will be entitled to exercise the rights of a Common Stockholder only as to matters for which the record date occurs after the exercise date.

The common warrants and pre-funded warrants are speculative in nature, and the common warrants may not have any value.

The common warrants and pre-funded warrants offered hereby do not confer any rights of Common Stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of our Common Stock at a fixed price. Each common warrant offered hereby will become exercisable beginning on the Initial Exercise Date at an assumed exercise price per share of $1.60, equal to 200% of the assumed combined public offering price per share of Common Stock and accompanying common warrant (the closing price of our Common Stock on Nasdaq on May 9, 2025), and will expire two and one-half (2.5) years after the Initial Exercise Date. In the event that we are unable to obtain Stockholder Approval, the common warrants will not be exercisable and therefore will have no value. There is no established public trading market for common warrants and pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or pre-funded warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the common warrants and pre-funded warrants will be limited.

This is a reasonable best-efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth on the cover page of this prospectus. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

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Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our Company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

This offering may cause the trading price of our Common Stock to decrease.

The price per share, together with the number of shares of Common Stock we issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering.

Our Common Stock may be delisted from Nasdaq if we fail to comply with continued listing standards.

Our Common Stock is currently traded on Nasdaq under the symbol “IMNN.” If we fail to comply with Nasdaq’s continued listing standards, we may be delisted and our Common Stock will trade, if at all, only on the over-the-counter market, such as the OTC Bulletin Board or OTCQX market, and then only if one or more registered broker-dealer market makers comply with quotation requirements. In addition, delisting of our Common Stock could depress our stock price, substantially limit liquidity of our Common Stock and materially adversely affect our ability to raise capital on terms acceptable to us, or at all. Further, delisting of our Common Stock would likely result in our Common Stock becoming a “penny stock” under the Exchange Act.

On November 26, 2024, we received a notice from Nasdaq staff (the “Staff”) notifying us that, based upon the closing bid price of our Common Stock, for the 30 consecutive business days prior to the notice, we no longer met the requirement to maintain a minimum closing bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were granted 180 calendar days, or until May 27, 2025, to regain compliance with the minimum bid price rule. To regain compliance, the closing bid price of our Common Stock must be $1.00 per share or more for a minimum of 10 consecutive business days at any time before May 27, 2025. If we do not regain compliance with Rule 5550(a)(2) by May 27, 2025, we may be eligible for an additional 180 calendar day compliance period. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other Nasdaq initial listing standards, except the bid price requirement, and would need to provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period. If it appears to the Staff that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq would notify us that our securities will be subject to delisting. In the event of such notification, we may appeal the Staff’s determination to delist our securities, but there can be no assurance the Staff would grant our request for continued listing.

If our Common Stock were to be delisted by Nasdaq, it may be eligible for quotation on an over-the-counter quotation system or on the pink sheets. Upon any such delisting, our Common Stock would become subject to the regulations of the SEC relating to the market for penny stocks. A penny stock is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share. The regulations applicable to penny stocks may severely affect the market liquidity for our Common Stock and could limit the ability of stockholders to sell securities in the secondary market. In such a case, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of our Common Stock, and there can be no assurance that our Common Stock will be eligible for trading or quotation on any alternative exchanges or markets.

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Delisting from Nasdaq could adversely affect our ability to raise additional financing through public or private sales of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our Common Stock. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

Nasdaq may delist our Common Stock for public interest concerns.

Because of the highly dilutive nature of this offering and the high risk of our Common Stock falling back into noncompliance with the continuing listing standards of Nasdaq, Nasdaq may delist our Common Stock for public interest concerns, even if we are able to regain compliance for continued listing on Nasdaq under the minimum closing bid price requirement, as described in the risk factor above. We are aware of public disclosures made by other Nasdaq-listed companies disclosing that such companies received notification letters from Nasdaq indicating that Nasdaq determined to delist such companies as a result of public interest concerns arising from the issuance of warrants with similar terms to, and similar potential dilutive impact as, the common warrants in this offering.

We will need to raise additional capital to fund our planned future operations, and we may be unable to secure such capital without significant dilutive financing transactions, or at all. If we are not able to raise additional capital, we may not be able to complete the development, testing and commercialization of our drug candidates and will not be able to continue as a going concern.

We have not generated significant revenue and have incurred significant net losses in each year since our inception. For the quarter ended March 31, 2025 and the year ended December 31, 2024, we incurred a net loss of $4.1 million and $18.6 million, respectively, and used $2.8 million and $18.9 million, respectively, to fund operations. As of March 31, 2025, we have incurred approximately $411 million of cumulative net losses. As of March 31, 2025 and December 31, 2024, we had cash and cash equivalents of $2.9 million and $5.9 million, respectively.

We have substantial future capital requirements, including to continue our research and development activities and advance our drug candidates through various development stages, including the Phase 3 registrational trial of IMNN-001 in advanced ovarian cancer. We are unable to estimate the duration and completion costs of our research and development projects or when, if ever, and to what extent we will receive cash inflows from the commercialization and sale of a product. Our inability to complete any of our research and development activities, preclinical studies or clinical trials in a timely manner or our failure to enter into collaborative agreements when appropriate could significantly increase our capital requirements and could adversely impact our liquidity. While our estimated future capital requirements are uncertain and could increase or decrease as a result of many factors, including the extent to which we choose to advance our research, development activities, preclinical studies and clinical trials, or if we are in a position to pursue manufacturing or commercialization activities, we will need significant additional capital to develop our drug candidates through development and clinical trials, obtain regulatory approvals and manufacture and commercialize approved products, if any. We do not know whether we will be able to access additional capital when needed or on terms favorable to us or our stockholders. Our inability to raise additional capital, or to do so on terms reasonably acceptable to us, would jeopardize the future success of our business.

In addition, our unaudited financial statements for the quarter ended March 31, 2025 and our audited financial statements for the year ended December 31, 2024 were prepared under the assumption that we would continue as a going concern. However, we have concluded that there is substantial doubt about our ability to continue as a going concern, therefore our independent registered public accounting firm included a “going concern” explanatory paragraph in its report on our financial statements for the year ended December 31, 2024 included in our Annual Report on Form 10-K for the year ended December 31, 2024, indicating that, without additional sources of funding, our cash at December 31, 2024 is not sufficient for us to operate as a going concern for a period of at least one year from the date that the financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2024 were issued. Management’s plans concerning these matters, including our need to raise additional capital, are described in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and the Annual Report on Form 10-K for the year ended December 31, 2024, however, management cannot assure you that its plans will be successful. If we cannot continue as a viable entity, our stockholders would likely lose most or all of their investment in us.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement.

We have never paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our Common Stock. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of the securities will be the sole source of gain, if any, for the foreseeable future.

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CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2025:

●	on an actual basis;
●	on a pro forma basis to give effect to the Warrant Exchange; and
●	on a pro forma as adjusted basis to give further effect to the sale of 15,000,000 shares of Common Stock and accompanying common warrants in the offering at an assumed public offering price of $0.80 per share of Common Stock and accompanying warrant (which was the closing price of our Common Stock on Nasdaq on May 9, 2025), after deducting Placement Agent fees and estimated offering expenses payable by us, and assuming no sale of any pre-funded warrants in this offering and no exercise of the common warrants issued in connection with this offering.

You should read the following table in conjunction with the sections entitled “Use of Proceeds” included elsewhere in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, each of which is incorporated herein by reference.

	Actual	Pro Forma	Pro Forma As Adjusted
	(unaudited)	(unaudited)	(unaudited)
Cash and cash equivalents	$2,871,756	$2,871,756	$13,752,107
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 100,000 shares authorized; 0 shares issued and outstanding	—	—	—
Common stock, par value $0.01 per share; 112,500,000 shares authorized, 14,620,732 shares issued and outstanding, actual, 17,541,732 shares issued and outstanding, pro forma, 32,541,732 shares issued and outstanding, pro forma as adjusted	146,207	175,417	325,417
Additional paid-in capital	411,296,548	411,267,338	421,997,689
Accumulated deficit	(410,905,539)	(410,905,539)	(410,905,539)
Accumulated other comprehensive income	—	—	—
Treasury stock	(85,188)	(85,188)	(85,188)
Total stockholders’ equity	$452,028	$452,028	$11,332,379
Total capitalization	$452,028	$452,028	$11,332,379

A $0.10 increase (decrease) in the assumed combined public offering price per share of Common Stock and common warrants of $0.80 would increase (decrease) the pro forma as adjusted amount of additional paid-in capital, total stockholders’ equity and total capitalization by approximately $1.4 million ($1.4 million), assuming that the number of shares of Common Stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated Placement Agent fees and estimated offering expenses payable by us and assuming no exercise of common warrants or sale of pre-funded warrants. An increase (decrease) of 1,000,000 in the number of shares of Common Stock and accompanying common warrants offered by us would increase (decrease) the pro forma as adjusted amount of additional paid-in capital, total stockholders’ equity and total capitalization by approximately $0.7 million ($0.7 million), assuming no change in the public offering price per share of Common Stock and accompanying common warrant, and after deducting estimated Placement Agent fees and estimated offering expenses payable by us.

The discussion and table above are based on 14,620,732 shares outstanding as of March 31, 2025 and excludes the following:

●	1,942,351 shares of Common Stock issuable upon the exercise of outstanding stock options as of March 31, 2025, having a weighted average exercise price of $1.78 per share;
●	39,700 shares of Common Stock issuable upon the vesting of Common Stock awards as of March 31, 2025, having a weighted average grant date fair value of $0.99 per share;
●	5,155,060 shares of Common Stock issuable upon the exercise of outstanding warrants as of March 31, 2025, having a weighted average exercise price of $2.51 per share; and
●	223,522 shares of Common Stock reserved for future issuance pursuant to our existing stock incentive plan.

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

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DILUTION

If you purchase securities in this offering, assuming no sale of any pre-funded warrants and no exercise of the common warrants issued in connection with this offering, your ownership interest will be immediately diluted to the extent of the difference between the combined public offering price per share of our Common Stock and accompanying warrant in this offering and the pro forma as adjusted net tangible book value per share of our Common Stock immediately after giving effect to this offering.

Our net tangible book value as of March 31, 2025 was approximately $0.5 million, or approximately $0.03 per share of our Common Stock. Our net tangible book value is the amount of our total tangible assets minus total liabilities. Net tangible book value per share as of March 31, 2025 is our net tangible book value divided by the number of shares of Common Stock outstanding as of March 31, 2025.

Our pro forma net tangible book value as of March 31, 2025 was $0.5 million, or approximately $0.02 per share of Common Stock. Pro forma net tangible book value per share represents our net tangible book value (as described above) divided by the number of shares of Common Stock outstanding as of March 31, 2025, after giving effect to the Warrant Exchange.

After giving further effect to the sale of the maximum number of securities offered hereby, or 15,000,000 shares of Common Stock (assuming no sale of any pre-funded warrants and no exercise of the common warrants) in this offering at an assumed combined public offering price of $0.80 per share of Common Stock and accompanying common warrant (the last reported sale price of our Common Stock on Nasdaq on May 9, 2025), and after deducting estimated Placement Agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2025 would have been approximately $11.3 million, or approximately $0.35 per share of Common Stock. This amount represents an immediate increase in pro forma as adjusted net tangible book value of $0.33 per share of Common Stock to our existing stockholders and an immediate dilution of $0.45 per share of Common Stock to investors participating in this offering. We determine dilution per share of Common Stock to investors participating in this offering by subtracting pro forma as adjusted net tangible book value per share of Common Stock after giving effect to this offering from the combined public offering price per share of Common Stock and accompanying common warrant paid by investors participating in this offering.

Assumed combined public offering price per share of Common Stock and accompanying common warrant		$0.80
Historical net tangible book value per share as of March 31, 2025	$0.03
Increase (decrease) per share attributable to the pro forma adjustments described above	(0.01)
Pro forma net tangible book value per share as of March 31, 2025 before giving effect to this offering	0.02
Increase in pro forma net tangible book value per share attributable to this offering	$0.33
Pro forma as adjusted tangible book value per share, after giving effect to this offering		$0.35
Dilution per share to investors in this offering		$0.45

A $0.10 increase (decrease) in the assumed combined public offering price per share of Common Stock and common warrants of $0.80 would increase (decrease) the pro forma as adjusted net tangible book value by approximately $0.06 ($0.06) per share and the dilution to new investors by $0.51 ($0.39) per share, assuming that the number of shares of Common Stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated Placement Agent fees and estimated offering expenses payable by us and assuming no exercise of common warrants or sale of pre-funded warrants. An increase (decrease) of 1,000,000 in the number of shares of Common Stock and accompanying common warrants offered by us would increase (decrease) the pro forma as adjusted net tangible book value by approximately $(0.01) ($0.03) per share and the dilution to new investors by $0.44 ($0.48) per share, assuming no change in the combined public offering price per share of Common Stock and accompanying common warrant, and after deducting estimated Placement Agent fees and estimated offering expenses payable by us and assuming no exercise of common warrants or sale of pre-funded warrants.

The number of shares of our Common Stock outstanding is based on an aggregate of 14,620,732 shares of our Common Stock outstanding as of March 31, 2025 and excludes:

●	1,942,352 shares of Common Stock issuable upon the exercise of outstanding stock options as of March 31, 2025, having a weighted average exercise price of $1.78 per share;
●	39,700 shares of Common Stock issuable upon the vesting of Common Stock awards as of March 31, 2025, having a weighted average grant date fair value of $0.99 per share;
●	5,155,060 shares of Common Stock issuable upon the exercise of outstanding warrants as of March 31, 2025, having a weighted average exercise price of $2.51 per share; and
●	223,522 shares of Common Stock reserved for future issuance pursuant to our existing stock incentive plan.

To the extent that any outstanding stock options or warrants are exercised, new stock options are issued under our stock incentive plans, or we otherwise issue additional shares of Common Stock or securities convertible into or exercisable for Common Stock in the future, at a price less than the public offering price, there will be further dilution to new investors.

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing. Except as indicated otherwise, the discussion and table above assume no exercise of common warrants offered hereby and no sale of pre-funded warrants, which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis. The foregoing discussion and table also does not take into account any “alternative cashless exercises” of the common warrants, pursuant to which a holder of a common warrant has the right to receive an aggregate number of shares equal to the product of (i) the aggregate number of shares of Common Stock that would be issuable upon a cash rather than a cashless exercise of the common warrant and (ii) 3.0.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $10.9 million (assuming the sale of the maximum number of securities offered hereby), based upon an assumed public offering price of $0.80 per share of Common Stock and accompanying common warrant (which is the last reported sale price of our Common Stock on Nasdaq on May 9, 2025), after deducting the estimated Placement Agent fees and estimated offering expenses payable by us and assuming no issuance of any pre-funded warrants and no exercise of the common warrants. However, because this is a reasonable best-efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, Placement Agent fees, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50%, and 25% of the securities offered in this offering would be approximately $8.1 million, $5.3 million, and $2.5 million, respectively, after deducting the estimated Placement Agent fees and estimated offering expenses payable by us, and assuming no issuance of any pre-funded warrants and assuming no exercise of the common warrants. These estimates exclude the proceeds, if any, from the exercise of common warrants offered hereby. We will only receive additional proceeds from the exercise of the common warrants we are selling in this offering if Stockholder Approval is obtained and such common warrants are exercised for cash. However, the common warrants may be exercised by way of an “alternative cashless exercise,” meaning that the holder thereof may not pay a cash purchase price upon exercise, but instead would receive upon such exercise three shares of our Common Stock for every common warrant they exercise. Accordingly, if Stockholder Approval is obtained and the common warrants are exercisable, we will likely not receive any additional funds upon the exercise of common warrants.

Each $0.10 increase (decrease) in the assumed public offering price of $0.80 per share of Common Stock and accompanying common warrant would increase (decrease) our net proceeds from this offering by approximately $1.4 million ($1.4 million), assuming that the number of shares of Common Stock offered by us remains the same, and after deducting estimated Placement Agent fees and estimated offering expenses payable by us. An increase (decrease) of 1,000,000 in the number of shares of Common Stock and accompanying common warrants offered by us would increase (decrease) our net proceeds from this offering by approximately $0.7 million ($0.7 million), assuming no change in the public offering price per share of Common Stock and accompanying common warrant, and after deducting estimated Placement Agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for general corporate purposes, including the clinical development of our lead product candidate (IMNN-001), capital expenditures and working capital.

Our expected use of net proceeds from the offering represents our current intentions based upon our present plans and business condition. Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash necessary to run our operations, the amount of competition and other operational factors. Pending the uses described above, we may invest the net proceeds from this offering in short-and intermediate-term, interest-bearing obligations, investment-grade instruments, demand deposits, certificates of deposit or direct or guaranteed obligations of the U.S. government.

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DESCRIPTION OF CAPITAL STOCK

The following summary of the general terms and provisions of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, reference to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and our Amended and Restated Bylaws (“Bylaws”), each of which is incorporated by reference as an exhibit to our most recent Annual Report filed with the SEC, and applicable provisions of the Delaware General Corporation Law (the “DGCL”). The summaries below do not purport to be complete statements of the relevant provisions of the Certificate of Incorporation, the Bylaws or the DGCL.

Authorized Capital Stock

Our authorized capital stock consists of 112,500,000 shares of Common Stock, par value $0.01 per share and 100,000 shares of preferred stock, par value $0.01 per share, all of which preferred stock is undesignated. In connection with this offering, we intend to seek Stockholder Approval to, among other things, increase the authorized shares of Common Stock.

Common Stock

Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. In the event of a dissolution, liquidation or winding-up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and any preferential rights of any outstanding preferred stock.

Holders of Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which may be designated and issued in the future.

Our Common Stock is listed on Nasdaq under the symbol “IMNN.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC. Equiniti Trust Company, LLC is located at 6201 15th Avenue, Brooklyn, NY 11219. Their telephone number is (888) 999-0032.

Preferred Stock

Undesignated Preferred Stock

Pursuant to our Certificate of Incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or Nasdaq rules), to designate and issue shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers (including voting), privileges, preferences and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

We will fix the designations, powers (including voting), privileges, preferences and relative participating, optional or other rights, if any, of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. The certificate of designation will describe the terms of the series of preferred stock. This description will include:

●	the title and stated value;

●	the number of shares we are offering;

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●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction or remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into or exchangeable for other securities and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	liability as to further calls or to assessment by the Company, if any;

●	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class or, in some cases, as a series on an amendment to our Certificate of Incorporation if the amendment would change the par value or, unless our Certificate of Incorporation provides otherwise, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock or other securities. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our Common Stock.

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Anti-Takeover Considerations and Special Provisions of Our Certificate of Incorporation, Our Bylaws and the Delaware General Corporation Law

Certificate of Incorporation and Bylaws

A number of provisions of our Certificate of Incorporation and Bylaws concern matters of corporate governance and the rights of our stockholders. Provisions that grant our board of directors the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our board of directors, including takeovers that may be considered by some stockholders to be in their best interests, such as those attempts that might result in a premium over the market price for the shares held by stockholders. Certain provisions could delay or impede the removal of incumbent directors even if such removal would be beneficial to our stockholders, such as the classification of our board of directors and the lack of cumulative voting.

Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders and could potentially depress the market price of our Common Stock. Our board of directors believes that these provisions are appropriate to protect our interests and the interests of our stockholders.

Classification of Board; No Cumulative Voting

Our Certificate of Incorporation and Bylaws provide for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders representing a majority of the shares of Common Stock outstanding will be able to elect all of our directors due to be elected at each annual meeting of our stockholders.

Meetings of and Actions by Stockholders

Our Bylaws provide that annual meetings of our stockholders may take place at the time and place designated by our board of directors. A special meeting of our stockholders may be called at any time by our board of directors, the chairman of our board of directors or the president. Our Bylaws provide that (i) our board of directors can fix separate record dates for determining stockholders entitled to receive notice of a stockholder meeting and for determining stockholders entitled to vote at the meeting; (ii) we may hold a stockholder meeting by means of remote communications; (iii) any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary of the Company, request that the board of directors fix a record date, and that the board of directors shall adopt a resolution fixing the record date in all events within ten calendar days after a request is received; and (iv) a written consent of stockholders shall not be effective unless a written consent signed by a sufficient number of stockholders to take such action is received by us within 60 calendar days of the earliest dated written consent received.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the secretary of the Company at our principal executive offices not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day in advance of the date specified in the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. If the date of the annual meeting is more than 30 calendar days before or after such anniversary date, notice by the stockholder to be timely must be so not earlier than the close of business on the 120th calendar day in advance of such date of annual meeting and not later than the close of business on the later of the 90th calendar day in advance of such date of annual meeting or the tenth calendar day following the date on which public announcement of the date of the meeting is made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of an advance notice by any stockholder. Any stockholder that proposes director nominations or other business must be a stockholder of record at the time the advance notice is delivered by such stockholder to us and entitled to vote at the meeting. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for the election of directors at an annual meeting of stockholders. Unless otherwise required by law, any director nomination or other business shall not be made or transacted if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the director nominee or other proposed business.

Filling of Board Vacancies

Our Certificate of Incorporation and Bylaws provide that the authorized size of our board of directors shall be determined by the board of directors by board resolution from time to time and that our board of directors has the exclusive power to fill any vacancies and newly created directorships resulting from any increase in the authorized number of directors and the stockholders do not have the power to fill such vacancies. Vacancies in our board of directors and newly created directorships resulting from any increase in the authorized number of directors on our board of directors may be filled by a majority of the directors remaining in office, even though that number may be less than a quorum of our board of directors, or by a sole remaining director. A director so elected to fill a vacancy shall serve for the remaining term of the predecessor he or she replaced and until his or her successor is elected and has qualified, or until his or her earlier resignation, removal or death.

Amendment of the Certificate of Incorporation

Our Certificate of Incorporation may be amended, altered, changed or repealed at a meeting of our stockholders entitled to vote thereon by the affirmative vote of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class, in the manner prescribed by the DGCL.

Amendment of the Bylaws

Our Bylaws may be amended or repealed, or new Bylaws may be adopted, by either our board of directors or the affirmative vote of at least 66 2/3 percent of the voting power of our outstanding shares of capital stock.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, transfer, pledge or other disposition of ten percent or more of the assets of the corporation to or with the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the entity’s or person’s affiliates and associates, beneficially owns, or is an affiliate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15 percent or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its Certificate of Incorporation. We have not opted out of these provisions, which may as a result, discourage or prevent mergers or other takeover or change of control attempts of us.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of our Common Stock or pre-funded warrants in lieu of shares of Common Stock along with common warrants to purchase shares of our Common Stock. For each pre-funded warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. Each share of Common Stock or pre-funded warrant is being sold together with a common warrant to purchase one share of Common Stock. The shares of Common Stock or pre-funded warrants and accompanying common warrants will be issued separately. We are also registering the shares of Common Stock issuable from time to time upon exercise of the pre-funded warrants and common warrants offered hereby.

Common Stock

See the description above under “Description of Capital Stock—Common Stock.”

Pre-Funded Warrants

The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

The term “pre-funded” refers to the fact that the purchase price of each pre-funded warrant, at closing, will equal the price per share at which shares of our Common Stock and accompanying common warrants are being sold to the public in this offering, minus $0.0001, and the initial exercise price of each pre-funded warrant offered hereby will equal $0.0001 per share of Common Stock. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the pre-funded warrant, subject to the prior written consent of the holders of a majority of the shares issuable upon exercise of the pre-funded warrants, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The pre-funded warrants will be issued separately from the common warrants.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise (the “Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the Beneficial Ownership Limitation to a percentage not to exceed 9.99%. No fractional shares of Common Stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share of Common Stock.

Cashless Exercise

If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of Common Stock underlying the pre-funded warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the pre-funded warrants.

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Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any merger or consolidation of the Company or the sale of all or substantially all of the Company’s capital stock or assets, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of pre-funded warrants will be extremely limited. The shares of Common Stock issuable upon exercise of the pre-funded warrants are currently traded on Nasdaq.

Exchange Listing

We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their pre-funded warrants. The pre-funded warrants will provide that holders have the right to participate in distributions or dividends paid on Common Stock.

Common Warrants

The following summary of certain terms and provisions of the common warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of common warrant for a complete description of the terms and conditions of the common warrants. The common warrants will be issued separately from the Common Stock and pre-funded warrants, and may be transferred separately immediately thereafter. A common warrant to purchase one share of our Common Stock will be issued for every one share of Common Stock (or pre-funded warrants, as applicable) purchased in this offering.

Duration and Exercise Price

Each common warrant offered hereby will have an initial exercise price per share equal to the combined public offering price per share of Common Stock and accompanying common warrant, which is assumed here to be $1.60 per share (200% of the closing price of our Common Stock on Nasdaq on May 9, 2025). The common warrants will be exercisable beginning on the Initial Exercise Date (i.e., the date on which we file a Current Report on Form 8-K with the SEC giving public notice of Stockholder Approval) and will expire two and one-half (2.5) years after the Initial Exercise Date. The exercise price of the common warrants and the number of shares underlying the common warrants are subject to adjustment, including in the following instances:

●	Recapitalization and Other Events: The exercise prices of the common warrants and number of shares underlying the common warrants are subject to adjustment for stock splits, dividends, combinations, recapitalization and similar events.

●	Adjustment at the “Adjustment Date”: On the Adjustment Date (as defined below), the exercise price of the common warrants will be reduced (but in no event increased) to the greater of (i) the Floor Price (as defined below) and (ii) the lowest daily dollar volume-weighted average price during the period beginning two full trading days prior to the Adjustment Date and ending on the 10th trading day after the Adjustment Date. Upon any such resulting adjustment of the exercise price of the common warrants, the number of shares of Common Stock issuable under the common warrants will be increased such that the aggregate exercise price of a common warrant (adjusted for any exercises by a holder prior to this adjustment) will remain unchanged following such adjustment. No adjustment in connection with an Adjustment Date or otherwise may result in an adjustment of the exercise price to a price less than the Floor Price. As a result, the aggregate number of shares of Common Stock underlying all of the common warrants may increase from 15,000,000 up to 150,000,000 (in each case, based on an assumed public offering price of $0.80 per share), assuming full adjustment of the exercise price to the Floor Price and before giving effect to the “alternative cashless exercise” provision. Assuming full adjustment of the exercise price to the Floor Price, the aggregate number of shares of Common Stock issuable upon the exercise of all of the common warrants pursuant to the “alternative cashless exercise” provisions therein would be 450,000,000 (based on an assumed public offering price of $0.80 per share).

●

Adjustments for Reverse Splits and Share Combination Events: If at any time during the term of the common warrants there occurs any stock split, reverse stock split, stock dividend, stock combination recapitalization or other similar transaction involving our Common Stock (each, a “Share Combination Event”, and such date on which the Share Combination Event is effected, the “Share Combination Event Date”) and the lowest daily dollar volume-weighted average price per share of our Common Stock during the period commencing on the trading day immediately following the applicable Share Combination Event Date and ending on the fifth trading day immediately following the applicable Share Combination Event Date (the “Event Market Price”) (provided if the Share Combination Event is effective prior to the opening of trading on the market on which shares of our Common Stock are then traded, then, commencing on the Share Combination Event Date and ending on the fourth trading day immediately following the applicable Share Combination Event Date (such period, the “Share Combination Adjustment Period”)) is less than the exercise price then in effect (after giving effect to the adjustment for such event), then, at the close of trading on the last day of the Share Combination Adjustment Period, the exercise price then in effect on such fifth trading day will be reduced (but in no event increased) to the Event Market Price and the number of shares of Common Stock issuable upon exercise of a common warrant (such resulting number, the “Share Combination Issuable Shares”) will be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, will be equal to the aggregate exercise price on the date of issuance of the common warrants for the remaining shares of Common Stock then issuable pursuant to the common warrant; provided, however, that in no event will the Event Market Price be lower than the Floor Price; and provided further that notwithstanding the foregoing, if one or more Share Combination Events occurred prior to Stockholder Approval being obtained and the reduction of the exercise price was limited by clause (i) of the definition of Floor Price, once Stockholder Approval is obtained, the Exercise Price will automatically be reduced to equal the greater of (x) the lowest Event Market Price with respect to any Share Combination Event that occurred prior to Stockholder Approval being obtained, and (y) the price determined by reference to clause (ii) of the definition of Floor Price. If one or more Share Combination Events occurs prior to Stockholder Approval being obtained and the reduction of the exercise price to the Event Market Price, once Stockholder Approval is obtained, the exercise price will automatically be reduced to the lowest Event Market Price with respect to any Share Combination Event that occurred prior to Stockholder Approval being obtained and the Share Combination Issuable Shares will automatically be adjusted to equal the highest such number with respect to any Share Combination Event that occurred prior to Stockholder Approval being obtained, provided that in no event will the exercise price be reduced below the Floor Price. As a result, the aggregate number of shares of Common Stock underlying all of the common warrants may increase from 15,000,000 up to 150,000,000 (in each case, based on an assumed public offering price of $0.80 per share), assuming full adjustment of the exercise price to the Floor Price and before giving effect to the “alternative cashless exercise” provision. Assuming full adjustment of the exercise price to the Floor Price, the aggregate number of shares of Common Stock issuable upon the exercise of all of the common warrants pursuant to the “alternative cashless exercise” provisions therein would be 450,000,000 (based on an assumed public offering price of $0.80 per share).

●	Voluntary Adjustment of Exercise Price: Subject to the rules and regulations of Nasdaq, the Company may at any time during the term of the common warrants, with the prior written consent of the holders of the common warrants representing at least a majority of the shares of Common Stock then underlying the common warrants, reduce the then current exercise price of the common warrants to any amount and for any period of time deemed appropriate by the board of directors of the Company.

“Adjustment Date” means the close of trading on the 11th trading day after the trading day during which the Company files a Current Report on Form 8-K with the SEC giving public notice of Stockholder Approval.

“Floor Price” means a price per share equal to $0.16 (based on an assumed public offering price of $0.80 per share), which represents 20% of the public offering price per share.

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Exercisability

The common warrants will be exercisable beginning on the Initial Exercise Date, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the common warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the Beneficial Ownership Limitation to a percentage not to exceed 9.99%. No fractional shares of Common Stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, we will round down to the next whole share of Common Stock. The common warrants will expire two and one-half (2.5) years after the Initial Exercise Date.

Cashless Exercise and Alternative Cashless Exercise

If, at the time a holder exercises its common warrants, a registration statement registering the issuance of the shares of Common Stock underlying the common warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the common warrants.

Holders may also effect an “alternative cashless exercise” at any time while the common warrants are outstanding following the Initial Exercise Date. Under the alternative cashless exercise option, a holder of a common warrant has the right to receive an aggregate number of shares equal to the product of (i) the aggregate number of shares of Common Stock that would be issuable upon a cash rather than a cashless exercise of the common warrant and (ii) 3.0. Accordingly, it is highly unlikely that a holder of the common warrants would wish to pay an exercise price in cash to receive one share of Common Stock when they could instead choose the alternative cashless exercise option and pay no cash to receive three shares of Common Stock. As a result, we will likely not receive, and do not expect to receive, any additional funds upon the exercise of the common warrants.

Stockholder Approval

The exercisability of the common warrants will be available only upon receipt of Stockholder Approval, including such stockholder approval as may be required by the applicable rules and regulations of Nasdaq, including, but not limited to, with respect to (i) such approval as may be required by the applicable rules and regulations of Nasdaq from the stockholders of the Company and board of directors of the Company: (a) to consent to any adjustment to the exercise price and/or number of shares of Common Stock underlying the common warrants in the event of an adjustment upon the Adjustment Date (as defined below) pursuant to the terms of the common warrants, (b) to consent to any adjustment to the exercise price of the common warrants in the event of a voluntary adjustment pursuant to the terms of the common warrants, and (c) to consent to the “alternative cashless exercise” provision of the common warrants, in each case without regard to any limitations upon exercise of the common warrants relating to Stockholder Approval (as defined below) and/or the provisions prohibiting adjustments in such common warrants above the price set forth in clause (ii) of the definition of Floor Price (as defined below); and (ii) such approval as may be required from the stockholders of the Company and board of directors of the Company as necessary to increase the available number of authorized shares of Common Stock of the Company to a minimum of [●] million authorized shares. We have agreed to hold a meeting to obtain Stockholder Approval as soon as practicable following the closing of this offering, but no later than sixty (60) days following the closing of this offering, and further agreed to cause an additional stockholder meeting to be held every ninety (90) days thereafter until such Stockholder Approval is obtained. We cannot assure you that we will be able to obtain requisite Stockholder Approval. In the event that we are unable to obtain Stockholder Approval, the common warrants will not be exercisable and therefore will have no value.

Fundamental Transaction

In the event of a fundamental transaction, as described in the common warrants and generally including merger or consolidation of the Company or the sale of all or substantially all of the Company’s capital stock or assets, the holders of the common warrants will be entitled to receive upon exercise of the common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the common warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of common warrants have the right to require the Company or a successor entity to purchase the common warrants from the holder for an amount of consideration equal to the Black Scholes Value (as defined in the common warrants) of the remaining unexercised portion of the common warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in the Company’s control, including a fundamental transaction not approved by the Company’s board of directors, the holders of the common warrants will only be entitled to receive from the Company or its successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the common warrants, that is being offered and paid to the holders of the Company’s Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of the Company’s Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction. If holders of the Company’s Common Stock are not offered or paid any consideration in a fundamental transaction, such holders of the Company’s Common Stock will be deemed to have received shares of the successor entity in such fundamental transaction, and holders of the common warrants will receive shares of the successor entity in the amount of the Black Scholes Value.

Transferability

Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the common warrant together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the common warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the common warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the common warrants will be extremely limited. The shares of Common Stock issuable upon exercise of the common warrants are currently traded on Nasdaq.

Exchange Listing

We do not intend to list the common warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the common warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the common warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their common warrants. The common warrants will provide that holders have the right to participate in distributions or dividends paid on Common Stock.

Purchase Rights

If we grant, issue or sell any options, convertible securities, or rights to purchase stock, warrants, securities or other property on a pro rata basis to the record holders of our Common Stock (such rights, the “Purchase Rights”), then each holder of a common warrant will be entitled to participate in the offering of Purchase Rights as if the holder of a common warrant were a holder of our Common Stock. The amount of Purchase Rights that a holder of a common warrant could acquire would be the amount of Purchase Rights the holder could have acquired if the holder of a common warrant had held the number of shares of Common Stock acquirable upon complete exercise of their common warrant immediately before the date on which a record date is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of our Common Stock is determined for the grant, issue or sale of such Purchase Rights. The number of shares issuable to common warrant holders in excess of the Beneficial Ownership Limitation will be held in abeyance until such time as the issuance would be in compliance with such limitation.

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PLAN OF DISTRIBUTION

Brookline has agreed to act as our Placement Agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated                   , 2025. The placement agency agreement provides that the Placement Agent obligations are subject to conditions contained in the placement agency agreement. The Placement Agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the shares of Common Stock, pre-funded warrants and common warrants being offered. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The securities will be offered at a fixed price and are expected to be issued in a single closing. The offering will terminate on May 30, 2025, unless (i) the closing occurs prior thereto or (ii) we decide to terminate the offering prior thereto (which we may do at any time in our discretion), except that the shares of Common Stock underlying the warrants and shares of Common Stock underlying the pre-funded warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act. We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

This is a best-efforts offering, and there is no minimum offering amount required as a condition to the closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus. The Placement Agent may retain sub-agents and selected dealers in connection with this offering.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus DVP/RVP on or about one trading day after we price the securities being offered hereby. When we price the securities, we will simultaneously enter into securities purchase agreements relating to the offering with those investors who so choose. Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, we and the Placement Agent have not made any arrangements to place investor funds in an escrow account or trust account.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Determination of Offering Price and Warrant Exercise Price

The actual offering price of the securities we are offering, and the exercise price of the common warrants and pre-funded warrants that we are offering, were negotiated between us, the Placement Agent and the investors in the offering based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the common warrants that we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Fees and Expenses

We have agreed to pay the Placement Agent an aggregate fee equal to 7.0% of the purchase price paid by all purchasers in the offering. In addition, we have agreed to reimburse the Placement Agent in an amount up to $75,000 for its accountable offering-related legal expenses and for non-accountable expenses of up to $20,000. We estimate the total expenses of this offering paid or payable by us, exclusive of the Placement Agent fee, will be approximately $0.3 million.

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Pursuant to a side letter between the Placement Agent and A.G.P./Alliance Global Partners (“A.G.P.”), dated April 30, 2025, A.G.P. agreed to be a financial advisor for the offering. In connection with the services provided by A.G.P., the Placement Agent and A.G.P. agreed to split gross cash received in connection with the offering and the cash or warrants received pursuant to any right to participate in any subsequent financing or securities offering of the Company as a lead, sole, or joint underwriter, financial advisor or placement agent or pursuant to any tail provision that either A.G.P. or the Placement Agent may have with the Company.

The following table shows the per share price and total cash fees to be paid to the Placement Agent in connection with the sale of the Common Stock and shares of Common Stock underlying the pre-funded warrants pursuant to this prospectus.

	Per Share of Common Stock and Common Warrant	Per Pre-Funded Warrant and Common Warrant	Total
Offering price (1)	$	$	$
Placement Agent fees (2)	$	$	$
Proceeds, before expenses, to us (3)	$	$	$

(1)	The combined public offering price is $ per share of Common Stock and accompanying common warrant (or $ per pre-funded warrant and accompanying common warrant).
(2)	Represents a cash fee equal to seven percent (7.0%) of the aggregate purchase price paid by investors in this offering. We have also agreed to reimburse the Placement Agent for their accountable offering-related legal expenses in an amount up to $75,000 and for non-accountable expenses of up to $20,000.
(3)	Does not include proceeds from the exercise of the common warrants and/or pre-funded warrants in cash, if any.

Indemnification

We have agreed to indemnify the Placement Agent and other specified persons against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the Placement Agent may be required to make in respect of those liabilities.

Lock-up Agreements

Our directors and executive officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of Common Stock or securities convertible into, or exchangeable or exercisable for, our shares of Common Stock during a period ending 45 days after the date of this prospectus, without first obtaining the written consent of the Placement Agent. Specifically, these individuals have agreed, in part, not to:

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of), any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company;

●	make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of our securities; or

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company.

Notwithstanding these limitations, these shares of Common Stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

In addition, we have agreed that, subject to certain exceptions, we will not conduct any issuances of our Common Stock for a period of forty-five (45) days following closing of this offering. Furthermore, we are also prohibited from entering into any agreement to issue Common Stock or Common Stock Equivalents involving a Variable Rate Transaction (as each such term is defined in the placement agency agreement), subject to certain exceptions, for ninety (90) days after the closing of this offering. A Variable Rate Transaction will not include a new at-the-market offering of the Company’s Common Stock, and sales under any such at-the-market offering may commence starting on the date that is thirty (30) days after the date the Company files a Current Report on Form 8-K giving public notice of receipt of Stockholder Approval.

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Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Common Stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

On July 30, 2024, we entered into a securities purchase agreement with certain institutional and other accredited investors, pursuant to which we issued and sold 5,000,000 shares of our Common Stock in a registered direct offering and warrants to purchase 5,000,000 shares of Common Stock in a concurrent private placement, for a combined purchase price of $2.00 per share of Common Stock and accompanying warrant. The closing of the private placement took place on August 1, 2024 and we received total gross proceeds of $10.0 million. Brookline acted as co-placement agent and H.C. Wainwright & Co., LLC acted as the lead placement agent, for the registered direct offering and concurrent private placement. The placement agents were entitled to fees equal to 7.0% of the gross proceeds from the registered direct offering and concurrent private placement.

As stated above, the Placement Agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement entered into in connection with this offering, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Listing

Our Common Stock on is listed Nasdaq under the symbol “IMNN.”

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Placement Agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Common Stock, and the acquisition, ownership, exercise, expiration or disposition of the common warrants and pre-funded warrants, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, estate or gift tax, the 3.8% Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax considerations applicable to a holder’s particular circumstances or to a holder that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt or government organizations;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock;

●	certain U.S. expatriates (such as former citizens or former long-term residents of the United States);

●	persons who hold our Common Stock, pre-funded warrants or common warrants as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security, other integrated investment, or other risk reduction transaction;

●	persons who do not hold our Common Stock, pre-funded warrants and common warrants as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

●	persons deemed to sell our Common Stock, pre-funded warrants or common warrants under the constructive sale provisions of the Code;

●	pension plans;

●	partnerships, S corporations, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, or investors in any such entities;

●	regulated investment companies or real estate investment trusts;

●	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●	integral parts or controlled entities of foreign sovereigns;

●	controlled foreign corporations;

●	passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

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●	persons that acquire our Common Stock, pre-funded warrants or common warrants as compensation for services; or

●	a Non-U.S. Holder (as defined below under “—Definition of a U.S. Holder.”

In addition, if a partnership, including any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds our Common Stock, pre-funded warrants or common warrants, the tax treatment of a partner generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our Common Stock, pre-funded warrants or common warrants, and partners in such partnerships, should consult their tax advisors regarding the U.S. federal income tax consequences to them of the acquisition, ownership, and disposition of our Common Stock, and the acquisition, ownership, exercise, expiration, and disposition of the pre-funded warrants and common warrants.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the acquisition, ownership and disposition of our Common Stock, and the acquisition, ownership, exercise, expiration, and disposition of the pre-funded warrants and common warrants arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Definition of a U.S. Holder

For purposes of this summary, a “U.S. Holder” is any beneficial owner of our Common Stock, pre-funded warrants or common warrants that is a “U.S. person,” and is not a partnership, or an entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this summary, a “Non-U.S. Holder” is any beneficial owner of our Common Stock, pre-funded warrants or common warrants that is neither a U.S. Holder nor a partnership, or other entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes.

Treatment of Pre-funded Warrants

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of our Common Stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of Common Stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the share of Common Stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of Common Stock received upon exercise, increased by the exercise price of $0.0001. However, our characterization of a pre-funded warrant is not binding on the IRS, and the IRS may treat the pre-funded warrants as warrants to acquire Common Stock and, if so, the amount and character of a holder’s gain with respect to an investment in a pre-funded warrant could change. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes and the discussion below, to the extent it pertains to shares of our Common Stock, is generally intended also to pertain to pre-funded warrants.

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Allocation of Purchase Price for Investment Units

Each pre-funded warrant will be sold as a unit with a common warrant and each share of Common Stock will be sold as a unit with a common warrant, and each of the items is referred to as a component of a unit. For U.S. federal income tax purposes, each unit consisting of the pre-funded warrants and common warrants in one case, and the Common Stock and common warrants in the other, should each be treated as an “investment unit” consisting of one share of Common Stock (see discussion above under the section titled “—Treatment of Pre-funded Warrants” regarding a pre-funded warrant being treated as a share of our Common Stock for U.S. federal income tax purposes) and one common warrant to acquire one share of our Common Stock. The purchase price for each investment unit should be allocated between the two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the components included in each unit; the pre-funded warrants and common warrants in one case, and the Common Stock and common warrants in the other. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for a unit.

Tax Consequences to U.S. Holders

Distributions on Common Stock

As discussed in “Dividend Policy,” we do not currently expect to make distributions on our Common Stock. In the event that we do make distributions of cash or other property, distributions paid on Common Stock, other than certain pro rata distributions of Common Stock, will be treated as a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in income by the U.S. Holder and, except as described below with respect to dividends paid to certain non-corporate U.S. Holders, taxable as ordinary income when received. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as a capital gain realized on the sale or exchange of our Common Stock as described below under the section titled “—Sale or Other Disposition of Common Stock or Common Warrants.” Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received by a corporate U.S. Holder will be eligible for the dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.

Constructive Dividends on Common Warrants or Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of shares of Common Stock that will be issued on the exercise of the common warrants or the pre-funded warrants, or an adjustment to the exercise price of the common warrants or the pre-funded warrants, may be treated as a constructive distribution to a U.S. Holder of the common warrants or pre-funded warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of a common warrant or pre-funded warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of such warrants should generally not result in a constructive distribution. Any constructive distributions would generally be subject to the tax treatment described above under “— Distributions on Common Stock” whether or not there is an actual distribution of cash or other property to the holders of the common warrants or pre-funded warrants. U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the common warrants and pre-funded warrants and any distributions with respect to such warrants.

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Sale or Other Disposition of Common Stock or Common Warrants

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition (other than a redemption treated as a distribution which will be taxed as described above under “—Distributions on Common Stock”) of Common Stock (see discussion above under the section titled “—Treatment of Pre-funded Warrants” regarding a pre-funded warrant being treated as a share of our Common Stock for U.S. federal income tax purposes) or common warrants (other than by exercise) will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the Common Stock or common warrants for more than one year. The amount of the gain or loss will equal the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Common Stock or common warrants disposed of. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations. U.S. Holders who realize losses with respect to a disposition of our Common Stock or common warrants should consult their own tax advisors regarding the tax treatment of such losses.

Exercise or Expiration of Common Warrants or Pre-Funded Warrants

In general, a U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a common warrant or pre-funded warrant by payment of the exercise price, except to the extent of cash paid in lieu of a fractional share (which fractional share is generally treated as received and then exchanged for cash). A U.S. Holder’s tax basis in a share of Common Stock received upon exercise will be equal to the sum of (1) the U.S. Holder’s tax basis in the common warrant or pre-funded warrant (except to the extent of any tax basis allocated to a fractional share for which a cash payment is received) and (2) the exercise price of the common warrant or pre-funded warrant.

A U.S. Holder’s holding period in the Common Stock received upon exercise of a common warrant will generally commence on the day after such U.S. Holder exercises the common warrant. Assuming a pre-funded warrant is treated as our Common Stock, a U.S. Holder’s holding period in the stock received upon exercise of a pre-funded warrant will generally include such holder’s holding period in the pre-funded warrant exchanged therefor.

No discussion is provided herein regarding the U.S. federal income tax treatment on the exercise of a common warrant or a pre-funded warrant on a cashless basis, and U.S. Holders are urged to consult their tax advisors as to the exercise of a warrant on a cashless basis.

If a common warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in the common warrant. This loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in the common warrant is more than one year. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with distributions on Common Stock or constructive dividends on common warrants and pre-funded warrants, and the proceeds of a sale or other disposition of Common Stock or pre-funded warrants or common warrants. A non-exempt U.S. Holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, PRE-FUNDED WARRANTS OR COMMON WARRANTS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock and we do not currently intend to pay any cash dividends on our Common Stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our Common Stock will be at the discretion of our board of directors and will depend on, among other factors, the terms of any outstanding preferred stock, our results of operations, financial condition, capital requirements and contractual restrictions.

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Thompson Hine LLP. The Placement Agent is being represented by Sullivan & Worcester LLP, New York, New York, in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of WithumSmith+Brown, PC, an independent registered public accounting firm, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.imunon.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. The registration statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the registration statement in order to review a copy of the contract or documents. The full registration statement and exhibits may be obtained from the SEC or us, as provided below. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below (except in each case the information contained in such document to the extent “furnished” and not “filed”) that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed on February 27, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed on May 12, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on February 10, 2025, March 24, 2025, and May 12, 2025 excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01; and

●	Description of Securities of the Company, incorporated herein by reference to Exhibit 4.7 to the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2024.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed), shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Imunon, Inc.

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

(609) 896-9100

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

The documents incorporated by reference may be accessed at our website: http://www.imunon.com.

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Up to 15,000,000 Shares of Common Stock

Up to 15,000,000 Common Warrants to Purchase 45,000,000 Shares of Common Stock

Up to 15,000,000 Pre-Funded Warrants to Purchase 15,000,000 Shares of Common Stock

Up to 45,000,000 Shares of Common Stock Underlying such Common Warrants

Up to 15,000,000 Shares of Common Stock Underlying Such Pre-Funded Warrants

Preliminary Prospectus

Sole Placement Agent

Brookline Capital Markets

a division of Arcadia Securities, LLC

               , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the Company. All amounts are estimates except for the SEC registration fee and the Financial Industry Authority, Inc. (FINRA) filing fee:

SEC registration fee	$7,349
FINRA filing fee	2,300
Legal fees and expenses	200,000
Accounting fees and expenses	25,000
Printing and related expenses	10,000
Miscellaneous	35,000
Total expenses	$279,649

Item 14. Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Our Bylaws provide that we shall, to the maximum extent and in the manner permitted by the DGCL, indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized in advance by our board of directors, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or (iv) such indemnification is required to be made pursuant to an individual contract.

The DGCL provides that a Delaware corporation has the power generally to indemnify its current and former directors, officers, employees and other agents (each, a “corporation agent”) against expenses and liabilities, including amounts paid in settlement, in connection with any proceeding involving such person by reason of his being a corporation agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful.

In the case of an action brought by or in the right of the corporation, indemnification of a corporation agent is permitted if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification.

To the extent that a corporation agent has been successful on the merits or otherwise in the defense of such proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify such person for expenses in connection therewith. Under the DGCL, the corporation may advance expenses incurred by a corporation agent in connection with a proceeding, provided that the corporation agent undertakes to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. Our Bylaws require us to advance expenses to any director or officer entitled to indemnification, provided that such person undertakes to repay the advancement if it is determined in a final judicial decision from which there is no appeal that such person is not entitled to indemnification.

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The power to indemnify and advance the expenses under the DGCL does not exclude other rights to which a corporation agent may be entitled to under our Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Our Bylaws permit us to secure insurance on behalf of our directors, officers, employees and agents for any expense, liability or loss incurred in such capacities, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL. We maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

The purpose of these provisions is to assist us in retaining qualified individuals to serve as our directors, officers, employees and agents by limiting their exposure to personal liability for serving as such.

Item 15. Recent Sales of Unregistered Securities.

On July 30, 2024, we entered into a securities purchase agreement with certain institutional and other accredited investors, pursuant to which we issued and sold 5,000,000 shares of our Common Stock in a registered direct offering and warrants to purchase 5,000,000 shares of Common Stock in a concurrent private placement, for a combined purchase price of $2.00 per share of Common Stock and accompanying warrant. The closing of the private placement took place on August 1, 2024 and we received total gross proceeds of $10.0 million. H.C. Wainwright & Co., LLC acted as the lead placement agent, and Brookline Capital Markets, a division of Arcadia Securities, LLC, acted as co-placement agent for the registered direct offering and concurrent private placement. The placement agents were entitled to fees equal to 7.0% of the gross proceeds from the registered direct offering and concurrent private placement. The sales and issuances of securities in the transaction were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) thereof or Regulation D promulgated thereunder. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us.

On December 7, 2023, we granted (i) an option to purchase 80,000 shares of the Common Stock with an exercise price of $0.88 per share and (ii) a restricted stock award of 20,000 restricted shares to Dr. Sébastien Hazard, our then-Executive Vice President and Chief Medical Officer, as an “inducement” grant pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. On October 7, 2024, we granted: (i) an inducement stock option to purchase 60,000 shares of the Common Stock with an exercise price of $1.02 per share to one individual hired by the Company during the fourth quarter of 2024 and (ii) an inducement stock option to purchase 50,000 shares of the Common Stock with an exercise price of $1.02 per share to Susan Eylward, our General Counsel, in each case as an “inducement” grant pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. On February 18, 2025, we granted an inducement stock option to purchase 100,000 shares of Common Stock with an exercise price of $0.862 to Dr. Douglas Faller, our Chief Medical Officer, as an “inducement” grant pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. The grants of these awards were exempt from registration under the Securities Act, pursuant to Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

On May 12, 2025, the Company entered into an exchange agreement (the “Exchange Agreement”) with the holders (the “Existing Warrant Holders”) of certain warrants of the Company (the “Existing Warrants”) issued on August 1, 2024, which are exercisable for an aggregate of 5,000,000 shares of Common Stock. Pursuant to the terms of the Exchange Agreement, the Company will issue to the Existing Warrant Holders an aggregate of 2,921,000 shares of Common Stock (the “Warrant Exchange Shares”), on a one-for-one basis, in exchange for shares issuable under the Existing Warrants (the “Warrant Exchange”). The Warrant Exchange is expected to close on May 13, 2025. The number of Warrant Exchange Shares that will be issued pursuant to the Exchange Agreement will represent 19.98% of the shares of Common Stock outstanding as of the date of the Exchange Agreement. The Warrant Exchange will be completed, and the Warrant Exchange Shares will be issued in reliance on, the exemption from registration provided by Section 3(a)(9) of the Securities Act, on the basis that (a) the Warrant Exchange Shares are being issued in exchange for other outstanding securities of the Company; (b) there will be no additional consideration delivered by the Existing Warrant Holders in connection with the Warrant Exchange; and (c) there were no commissions or other remuneration paid by the Company in connection with the Warrant Exchange.

Item 16. Exhibits and Financial Statement Schedules.

(a) The exhibits set forth below have been or are being filed herewith and are numbered in accordance with Item 601 of Regulation S-K.

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(b) Financial statement schedules have been omitted, as the information required to be set forth therein is included in the consolidated financial statements or notes thereto incorporated by reference into the prospectus forming part of this registration statement.

EXHIBIT NO.	DESCRIPTION

1.1+	Form of Placement Agency Agreement.

2.1*	Asset Purchase Agreement dated as of June 6, 2014, by and between Imunon, Inc. and EGEN, Inc., incorporated herein by reference to Exhibit 2.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2014 (SEC File No. 001-15911).

2.2	Amendment to Asset Purchase Agreement between Celsion Corporation and EGWU, Inc., dated March 28, 2019 incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on April 1, 2019 (SEC File No. 001-15911).

3.1	Amended and Restated Certificate of Incorporation of Imunon, dated March 24, 2023, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company filed on March 24, 2023 (SEC File No. 001-15911).

3.2	Amended and Restated Bylaws of the Company, effective on March 15, 2024, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company, filed on March 18, 2024 (SEC File No. 001-15911).

4.1	Form of Representative’s Common Stock Purchase Warrant, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K of the Company, filed on October 31, 2017 (SEC File No. 001-15911).

4.2	Form of Placement Agent Common Stock Purchase Warrant incorporated herein by reference to Exhibit 4.4 to the Current Report on Form 8-K of the Company, filed on July 11, 2017 (SEC File No. 001-15911).

4.3	Form of Amended and Restated Warrant (issued under First Amendment of Venture Loan and Security Agreement, dated as of August 1, 2020, by and among Imunon, Inc., Horizon Funding I, LLC, Horizon Funding Trust 2019-1, and Horizon Technology Finance Corporation, as Collateral Agent), incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Company, filed on September 4, 2020 (SEC File No. 001-15911).

4.4	Form of Exchange Warrant, incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Company, filed on March 13, 2020 (SEC File No. 001-15911).

4.5	Warrant to purchase Shares of Common Stock of Celsion Corporation between Celsion Corporation and EGWU, Inc., dated March 28, 2019, incorporated herein by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2019 (SEC File No. 001-15911).

4.6	Form of Warrant, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Company filed on July 31, 2024 (SEC File No. 001-15911).

4.7	Description of Securities of the Registrant, incorporated by reference to Exhibit 4.7 to the Annual Report on Form 10-K of the Company for the year ended December 31, 2024 (SEC File No. 001-15911).

4.8#	Form of Pre-Funded Warrant.

4.9+	Form of Common Stock Purchase Warrant.

5.1+	Opinion of Thompson Hine LLP.

10.1**	Imunon, Inc. 2007 Stock Incentive Plan, as amended, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company, filed on May 16, 2017 (SEC File No. 001-15911).

10.2	Form Inducement Offer to Exercise Common Stock Purchase Warrants, incorporated herein by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2017 (SEC File No. 001-15911).

10.3**	Imunon, Inc. 2018 Stock Incentive Plan, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed May 15, 2018 (SEC File No. 001-15911).

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10.4**	First Amendment to the Imunon, Inc. 2018 Stock Incentive Plan, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company, filed on May 15, 2019 (SEC File No. 001-15911).

10.5**	Second Amendment to the Imunon, Inc. 2018 Stock Incentive Plan, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company, filed on June 16, 2020 (SEC File No. 001-15911).

10.6**	Third Amendment to the Celsion Corporation 2018 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company, filed with the Commission on June 10, 2021 (SEC File No. 001-15911).

10.7**	Imunon, Inc. 2018 Stock Incentive Plan, as amended as of June 14, 2023, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company, filed with the Commission on June 15, 2023 (SEC File No. 001-15911).

10.8**	Form of Incentive Stock Option Grant Agreement under the 2018 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2024 (SEC File No. 001-15911).

10.9**	Form of Restricted Stock Agreement under the 2018 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2024 (SEC File No. 001-15911).

10.10**	Form of Nonqualified Stock Option and Restricted Stock Grant Agreement for employment inducement awards, incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on August 29, 2024 (No. 333-281833).

10.11**	Employment Offer Letter, entered into on June 15, 2010, between the Company and Jeffrey W. Church, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on June 18, 2010 (SEC File No. 001-15911).

10.12**	Employment Offer Letter effective as of June 2, 2014, between the Company and Khursheed Anwer incorporated herein by reference to Exhibit 10.27 to the Annual Report of the Company for the year ended December 31, 2014 (SEC File No. 001-15911).

10.13**	Employment Agreement between the Company and Michael H. Tardugno, effective as of July 18, 2022, incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company filed with the Commission on July 19, 2022 (SEC File No. 001-15911).

10.14**	Employment Agreement between the Company Corporation and Corinne Le Goff, effective as of July 18, 2022 incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed with the Commission on July 19, 2022 (SEC File No. 001-15911).

10.15**	Amended and Restated Change in Control Agreement dated as of September 6, 2016, by and between the Company and Michael H. Tardugno, incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2016 (SEC File No. 001-15911).

10.16**	Employment Agreement, dated as of May 3, 2024, between the Company and Stacy Lindborg, Ph.D., incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on May 8, 2024 (SEC File No. 001-15911).

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10.17**	Retirement and Consulting Agreement, dated May 17, 2024, between Imunon, Inc. and Jeffrey Church, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on May 20, 2024 (SEC File No. 001-15911).

10.18**	Consulting Agreement, dated April 15, 2024, by and between Imunon, Inc. and Monomoy Advisors, LLC incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company filed on May 20, 2024 (SEC File No. 001-15911).

10.19**	Offer Letter of Employment, dated October 2, 2024, between Imunon, Inc. and Susan Eylward, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on October 7, 2024 (SEC File No. 001-15911).

10.20**	Separation Agreement, dated August 9, 2024 by and between the Company and Sébastien Hazard, M.D., incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2024 (SEC file No. 001-15911).

10.21	Lease Agreement, executed July 21, 2011, by and between Imunon, Inc. and Brandywine Operating Partnership, L.P., incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on July 25, 2011 (SEC File No. 001-15911).

10.22	First Amendment to Lease Agreement, executed April 20, 2017, by and between Imunon, Inc. and Lenox Drive Office Park, LLC, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 10-Q of the Company filed on November 14, 2017 (SEC File No. 001-15911).

10.23	Second Amendment to Lease Agreement, dated January 9, 2019, by and between Celsion Corporation and Lenox Drive Office Park, LLC, successor in interest to Brandywine Operating Partnership, L.P., incorporated herein by reference to Exhibit 10-Q to the Current Report on Form 10-Q of the Company for the quarter ended March 31, 2019 (SEC File No. 001-15911).

10.24	Lease Agreement dated January 15, 2018, by and between Imunon, Inc. and HudsonAlpha Institute of Biotechnology for office and lab space located in Huntsville, Alabama incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2018 (SEC File No. 001-15911).

10.25	Settlement Agreement and Release, by and between the plaintiff to the shareholder action captioned O’Connor v. Braun, et al., N.J. Super., Dkt. No. MERC-00068-19, William J. O’Connor, derivatively on behalf of Imunon, Inc. and individually on behalf of himself and all other similarly situated stockholders of Imunon, Inc. and defendants, incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company, filed on June 16, 2020 (SEC File No. 001-15911).

10.26	Form of Exercise Agreement, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company, filed on March 13, 2020 (SEC File No. 001-15911).

10.27	At the Market Offering Agreement, dated May 25, 2022 by and between Celsion Corporation and H.C. Wainwright & Co. LLC, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company, filed on May 25, 2022, (SEC File NO. 001-15911).

10.28	Amendment No. 1, dated May 15, 2024, to At the Market Offering Agreement, by and between Imunon, Inc. and H.C. Wainwright & Co. LLC, incorporated by reference to Exhibit 1.3 to the Company’s Registration Statement on Form S-3 (No. 333-279425) filed on May 15, 2024.

10.29	Form of Securities Purchase Agreement, dated as of July 30, 2024, by and among the Company and each purchaser party thereto, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company, filed on July 31, 2024 (SEC File No. 001-15911).

10.30+	Form of Securities Purchase Agreement.

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10.31+	Form of Exchange Agreement, dated May 12, 2025.

21.1	Subsidiaries of Imunon, Inc., incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K of the Company for the year ended December 31, 2024 (SEC File No. 001-15911).

23.1+	Consent of WithumSmith+Brown, PC, independent registered public accounting firm for the Company.

23.2+	Consent of Thompson Hine LLP (included in Exhibit 5.1).

24.1#	Power of Attorney.

107+	Filing Fee Table.

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, amended, and the omitted material has been separately filed with the Securities and Exchange Commission.
**	Management contract or compensatory plan or arrangement.
+	Filed herewith.
#	Previously filed.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of New Jersey, on May 12, 2025.

IMUNON, INC.

By:	/s/ Stacy R. Lindborg
Stacy R. Lindborg, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Stacy R. Lindborg	President, Chief Executive Officer and	May 12, 2025
Stacy R. Lindborg, Ph.D.	Director (Principal Executive Officer)

/s/ David Gaiero	Chief Financial Officer	May 12, 2025
David Gaiero	(Principal Financial and Accounting Officer)

*	Executive Chairman and Director	May 12, 2025
Michael H. Tardugno

*	Director	May 12, 2025
Frederick J. Fritz

*	Director	May 12, 2025
James E. Dentzer

*	Director	May 12, 2025
Donald Braun, Ph.D.

*	Director	May 12, 2025
Christine Pellizzari, J.D.

* By:	/s/ Susan Eylward
Susan Eylward
Attorney-in-Fact
May 12, 2025

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